As filed with the Securities and Exchange Commission on May 9, 2006

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-4

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

LKQ Corporation

(Exact name of Registrant as specified in its charter)

Delaware	5015	36-4215970
(State or other jurisdiction	(Primary Standard	(I.R.S. Employer
of incorporation or	Industrial Classification	Identification Number)
organization)	Code Number)

120 North LaSalle Street
Suite 3300
Chicago, Illinois 60602
(312) 621-1950

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

with copies to:
Victor M. Casini	J. Craig Walker
Vice President, General Counsel and Secretary	Bell, Boyd & Lloyd LLC
LKQ Corporation	70 West Madison Street
120 North LaSalle Street	Suite 3100
Suite 3300	Chicago, Illinois
Chicago, Illinois	60602
60602	(312) 807-4321
(312) 621-1950

(Name, address, including zip code, and telephone number, including area code, of agent for service)

APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:
From time to time after this registration statement becomes effective.

If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box:   ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering:   ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.   ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Unit (1)	Proposed Maximum Aggregate Offering Price (1)	Amount of Registration Fee
Common Stock, par value $.01 per share	5,000,000	$20.97	$104,850,000	$11,218.95

(1)             Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(c) under the Securities Act.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

Subject to Completion, dated May 9, 2006

Information contained herein is subject to completion or amendment. We may not sell these securities pursuant to this prospectus until the registration statement filed with the Securities and Exchange Commission becomes effective. This prospectus is not an offer to sell these securities and we are not soliciting offers to buy these securities in any state where the offer or sale is not permitted.

PROSPECTUS

LKQ Corporation

5,000,000 Shares of Common Stock

This prospectus relates to up to 5,000,000 shares of common stock that LKQ Corporation (together with its subsidiaries, “LKQ,” “we,” “us,” or “our company”) may offer and sell from time to time in connection with business combination transactions, including acquisitions of other businesses, assets, properties or securities.

The amount and type of consideration we will offer and the other specific terms of each acquisition will be determined by negotiations with the owners or controlling persons of the businesses, assets or securities to be acquired. We may structure business acquisitions in a variety of ways, including acquiring stock, other equity interests or assets of the acquired business or merging the acquired business with us or one of our subsidiaries. We do not expect to receive any cash proceeds from the sale of securities issued pursuant to this prospectus. We may be required to provide further information by means of a post-effective amendment to the registration statement of which this prospectus is a part or a supplement to this prospectus once we know the actual information concerning a specific acquisition.

We will pay all of the expenses of this offering. We will not pay any underwriting discounts or commissions in connection with issuing securities in acquisitions, although we may pay finder’s or investment banking fees in specific acquisitions. Any person receiving a finder’s or investment banking fee may be deemed an underwriter within the meaning of the Securities Act of 1933.

The persons who receive securities pursuant to this prospectus also may offer and resell from time to time those securities pursuant to this prospectus, subject to certain conditions. We have not authorized any person to use this prospectus in connection with resales of securities without our prior consent.

Our common stock is listed on the Nasdaq National Market under the trading symbol “LKQX.”

The securities offered in this prospectus involve a high degree of risk.  In considering whether to acquire our common stock, you should carefully consider all of the information we have included or incorporated by reference in this prospectus. In particular, you should carefully consider the risk factors discussed under the “RISK FACTORS” section in our Annual Report on Form 10-K for the year ended December 31, 2005 as well as the factors described in “FORWARD LOOKING STATEMENTS” on page 5 of this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is ____________, 2006

TABLE OF CONTENTS

This prospectus incorporates important business and financial information about us that is not included in or delivered with this prospectus. See “WHERE YOU CAN FIND MORE INFORMATION” on page 4 for a list of documents we have incorporated by reference into this prospectus. These documents are available to you, other than exhibits to such documents not specifically incorporated therein, without charge upon your request. You may request a copy of a document by writing to Investor Relations, LKQ Corporation, 120 North LaSalle Street, Suite 3300, Chicago, Illinois, 60602, or by calling (312) 621-1950. To ensure timely delivery, you must request the information no later than five business days before you make your investment decision.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement we filed with the SEC using a “shelf” registration process. The shelf process allows us to sell or otherwise offer the securities described in this prospectus at one or more times in connection with acquisitions of other businesses, assets, properties or securities. All references to “dollars” or “$” in this prospectus refer to United States currency unless otherwise specified.

You should rely only on information contained or incorporated by reference in this prospectus, as amended or supplemented. We have not authorized anyone to provide you with information different from that contained or incorporated by reference in this prospectus. If anyone gives you any information of this sort, you should not rely on it.

We are not making an offer of these securities in any jurisdiction where the offering is not permitted.

You should not assume that the information contained or incorporated by reference in this prospectus is accurate as of any date other than the date on the front of this prospectus, as amended or supplemented, or the dates of the documents incorporated by reference.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the reporting requirements of the Securities Exchange Act of 1934 (the “Exchange Act”), and file annual, quarterly and other periodic reports, proxy statements and other information with the Securities and Exchange Commission (“SEC”). Our SEC filings may be found on our website at www.lkqcorp.com. The SEC also maintains a web site (www.sec.gov) on which our reports, proxy statements and other information are made available. Such reports, proxy statements and other information may also be inspected and copied at the public reference facilities maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference facilities.

Our common stock is listed on the Nasdaq National Market (“Nasdaq”) and, as a result, we also file our reports, proxy statements and other information with Nasdaq.

We have filed with the SEC a registration statement on Form S-4 under the Securities Act of 1933 (the “Securities Act”), with respect to the securities offered by this prospectus. This prospectus, which constitutes part of the registration statement, does not contain all of the information set forth in the registration statement, certain parts of which have been omitted in accordance with the rules and regulations of the SEC. Reference is hereby made to the registration statement and the exhibits to the registration statement for further information with respect to our company and the securities offered pursuant to this prospectus.

DOCUMENTS INCORPORATED BY REFERENCE

The SEC allows us to “incorporate by reference” our publicly filed reports into this prospectus, which means that information included in those reports is considered part of this prospectus. Information that we file with the SEC after the date of this prospectus will automatically update and supersede the information contained in this prospectus and in prior reports. We incorporate by reference the documents listed below and any future filings made with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act until all of the securities offered pursuant to this prospectus have been sold. Unless expressly incorporated into this prospectus, a report, or part of a report, furnished, but not filed, on Form 8-K under the Exchange Act shall not be incorporated by reference into this prospectus. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed to constitute a part of this prospectus except as modified or superseded.

The following documents filed with the SEC are incorporated by reference in this prospectus:

1.                 Our Annual Report on Form 10-K for the year ended December 31, 2005;

2.                 Our Current Reports on Form 8-K filed on January 5, 2006; February 10, 2006; and February 28, 2006; and

3.                 Our Registration Statement on Form 8-A, filed September 9, 2003, which contains a description of our capital stock.

The information relating to us contained in this prospectus is not comprehensive and should be read together with the information contained in the incorporated documents. Descriptions contained in the incorporated documents as to the contents of any contract or other document may not contain all of the information that is of interest to you. You should refer to the copy of such contract or other document filed as an exhibit to our filings.

We will furnish without charge to you, on written or oral request, a copy of any or all of the above documents, other than exhibits to such documents that are not specifically incorporated by reference therein. You should direct any requests for documents to our principal executive offices at Investor Relations, LKQ Corporation, 120 North LaSalle Street, Suite 3300, Chicago, Illinois 60602, (312) 621-1950.

FORWARD LOOKING STATEMENTS

This prospectus includes forward-looking statements. Words such as “may,” “will,” “plan,” “should,” “expect,” “anticipate,” “believe,” “if,” “estimate,” “intend,” “project” and similar words or expressions are used to identify these forward-looking statements. We have based these forward-looking statements on our current expectations and projections about future events. However, these forward-looking statements are subject to risks, uncertainties, assumptions and other factors that may cause our actual results, performance or achievements to be materially different. These factors include, among other things:

•       fluctuations in the pricing of new OEM replacement parts;

•       the availability and cost of inventory;

•       variations in vehicle accident rates;

•       increasing competition in the automotive parts industry;

•       changes in state or federal laws or regulations affecting our business;

•       changes in the types of replacements parts that insurance carriers will accept in the repair process;

•       our ability to integrate and successfully operate recently acquired companies and any companies acquired in the future and the risks associated with these companies;

•       fluctuations in fuel prices;

•       changes in the demand for our products and the supply of our inventory due to severity of weather and seasonality of weather patterns;

•       the amount and timing of operating costs and capital expenditures relating to the maintenance and expansion of our business, operations and infrastructure;

•       declines in the values of our assets;

•       uncertainty as to changes in U.S. general economic activity and the impact of these changes on the demand for our products;

•       our ability to increase or maintain revenue and profitability at our facilities;

•       uncertainty as to our future profitability;

•       uncertainty as to the impact on our industry of any terrorist attacks or responses to terrorist attacks;

•       our ability to operate within the limitations imposed by financing arrangements;

•       our ability to obtain financing on acceptable terms to finance our growth; and

•       our ability to develop and implement the operational and financial systems needed to manage our growing operations.

Other matters set forth in this prospectus may also cause our actual future results to differ materially from these forward-looking statements. We cannot assure you that our expectations will prove to be correct. In addition, all subsequent written and oral forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by the cautionary statements mentioned above. You should not place undue reliance on these forward-looking statements. All of these forward-looking statements are based on our expectations as of the date of this prospectus. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

LKQ CORPORATION

We provide replacement systems, components, and parts needed to repair light vehicles (cars and light trucks). Buyers of light vehicle replacement products have the option to purchase from primarily three sources: new products produced by original equipment manufacturers (“OEMs”), which are commonly known as OEM products; new products produced by companies other than the OEMs, which are sometimes referred to generically as “aftermarket” products; and recycled products originally produced by OEMs, which we refer to as recycled OEM products. We participate in the market for recycled OEM products, the market for collision repair aftermarket products, and the market for refurbished wheels. We obtain aftermarket products and salvage vehicles from a variety of sources, and we dismantle the salvage vehicles to obtain a comprehensive range of vehicle products that we distribute into the light vehicle repair market. We are not involved in the manufacture of automotive products and do not maintain any manufacturing or remanufacturing operations.

We believe we are the largest nationwide provider of recycled OEM products and related services, with sales, processing, and distribution facilities that reach most major markets in the U.S. We believe that we are the second largest nationwide provider of aftermarket collision replacement products and refurbished wheels. While we currently service the majority of the major metropolitan areas in the U.S. with both recycled OEM and aftermarket products, we estimate our current share of the light vehicle recycling market to be less than 10%, and our current share of the aftermarket products market to be less than 10%. We believe there are opportunities for growth in both product lines through acquisitions and internal development.

We procure salvage vehicles, primarily at auctions, using our locally based professionals, proprietary processes, and a disciplined procurement system. In addition, as an alternative source of salvage vehicles, we obtain some inventory directly from insurance companies, vehicle manufacturers, and other suppliers. Once we have received proper title, which assures us that the vehicles have not been stolen, we dismantle such vehicles for recycled OEM products. We purchase aftermarket products from manufacturers, primarily in Taiwan, using a proprietary order management system. We obtain wheels for refurbishing from our dismantling process and from third parties.

Our customers include collision and mechanical repair shops and, indirectly, insurance companies, including extended warranty companies. The majority of our products and services are sold to collision repair shops, also known as body shops, and mechanical repair shops. We indirectly rely on insurance companies, which ultimately pay the collision repair shops for the repair of insured vehicles, as a source of business. These insurance companies exert significant influence in the vehicle repair decision, and increasingly look to a nationwide source for consistency, quality, and availability of replacement products. Because of their importance to the process, we have formed business relationships with certain insurance companies, and with certain extended warranty providers, in order to be their preferred light vehicle parts supplier. For example, with some insurance companies we have vehicle repair order estimate review programs in place and provide their claims adjusters a part quote and locator service. In addition, we provide them an outlet to dispose of certain total loss vehicles directly to us. We provide extended warranty companies a single national call desk to service their nationwide needs for mechanical products.

We believe we provide customers a value proposition that includes high quality products, extensive product availability due to our regional inventory trading zones, product costs lower than new OEM products, and quick delivery. We provide benefits to repair shops and insurance companies because the lower costs for our products enable many vehicles to be repaired rather than declared a total loss. By expanding our product offerings to include recycled OEM products, aftermarket products and refurbished wheels, we now offer customers a more extensive range of light vehicle replacement products. We believe this unique combination of recycled and aftermarket product offerings allows us to serve as a “one-stop” solution for our customers looking for the most cost advantageous way to repair vehicles.

SELECTED FINANCIAL DATA

	Year Ended December 31,
	2001	2002	2003	2004	2005
	(In thousands, except per share data)
Statements of Operations Data:
Revenue	$250,462	$287,125	$327,974	$424,756	$547,392
Cost of goods sold	132,520	154,574	174,238	227,140	289,788
Gross margin	117,942	132,551	153,736	197,616	257,604
Facility and warehouse expenses	32,674	35,778	38,679	47,815	60,113
Distribution expenses	24,621	28,530	35,263	47,927	61,480
Selling, general and administrative expenses	39,638	42,385	48,289	60,095	74,495
Depreciation and amortization	7,897	5,014	5,446	6,872	8,574
Total operating expenses	104,830	111,707	127,677	162,709	204,662
Operating income	13,112	20,844	26,059	34,907	52,942
Other (income) expense
Interest, net	5,082	2,908	2,023	1,505	1,887
Other, net	(139)	(332)	(117)	(455)	(628)
Income (loss) before provision for income taxes and cumulative effect of change in accounting principle	8,169	18,268	24,153	33,857	51,683
Provision for income taxes	3,939	7,263	9,577	13,284	20,796
Income (loss) before cumulative effect of change in accounting principle	4,230	11,005	14,576	20,573	30,887
Cumulative effect of change in accounting principle, net of tax(a)	—	(49,899)	—	—	—
Net income (loss)	$4,230	$(38,894)	$14,576	$20,573	$30,887
Basic earnings (loss) per share:
Income (loss) before cumulative effect of change in accounting principle	$0.12	$0.31	$0.45	$0.51	$0.70
Net income (loss)	$0.12	$(1.10)	$0.45	$0.51	$0.70
Diluted earnings (loss) per share:
Income (loss) before cumulative effect of change in accounting principle	$0.11	$0.28	$0.40	$0.46	$0.63
Net income (loss)	$0.11	$(1.00)	$0.40	$0.46	$0.63
Shares used in per share calculation basic(b)	35,311	35,308	32,536	40,105	44,019
Shares used in per share calculation diluted(b)	37,484	38,798	36,516	44,827	48,715

	Year Ended December 31,
	2001	2002	2003	2004	2005
	(In thousands)
Other Financial Data:
Net cash provided by (used in) operating activities	$12,059	$17,740	$20,949	$25,901	$37,533
Net cash used in investing activities	(3,516)	(6,746)	(12,222)	(87,823)	(126,022)
Net cash provided by (used in) financing activities	(11,060)	(11,997)	6,770	47,452	90,050
Capital expenditures(c)	3,809	8,402	13,200	93,025	136,342
Depreciation and amortization	7,897	5,014	5,446	6,872	8,574
EBITDA(d)	21,148	26,190	31,622	42,234	62,144

	Year Ended December 31,
	2001	2002	2003	2004	2005
	(In thousands)
Balance Sheet Data:
Total assets	$227,217	$176,747	$203,154	$288,275	$439,426
Working capital	16,861	50,670	74,184	77,879	103,776
Long-term obligations, including current portion	43,962	34,205	3,997	50,262	47,477
Stockholders’ equity	160,105	121,129	174,011	204,071	341,220

(a)           We recorded a non-cash goodwill impairment charge of $49,899,000 in 2002.

(b)          We repurchased 4,000,000 shares of our common stock in February 2003 and repurchased an additional 3,114,996 shares of our common stock in May 2003. In addition, we sold 10,000,000 shares of our common stock on October 2, 2003 in connection with our initial public offering. Accordingly, the shares used in the per share calculation for basic and diluted earnings per share in 2003 do not fully reflect the impact of these transactions. We also sold 6,435,000 shares of our common stock on October 4, 2005 in connection with a follow-on public offering. Accordingly, the shares used in the per share calculation for basic and diluted earnings per share in 2005 do not fully reflect the impact of this transaction.

(c)           Includes acquisitions and non-cash property additions.

(d)          EBITDA consists of income (loss) before provision for income taxes and cumulative effect of change in accounting principle plus depreciation and amortization, interest expense, and stockholder loan guarantee fee, less interest income. We have presented EBITDA information solely as a supplemental disclosure because we believe it provides a helpful analysis of our operating results. EBITDA should not be construed as an alternative to operating income, net income (loss) or net cash provided by (used in) operating activities, as determined in accordance with accounting principles generally accepted in the United States. In addition, not all companies that report EBITDA information calculate EBITDA in the same manner as we do and, accordingly, our calculation is not necessarily comparable to similarly entitled measures of other companies and may not be an appropriate measure for performance relative to other companies.

The following table reconciles EBITDA to net income (loss):

	Year Ended December 31,
	2001	2002	2003	2004	2005
	(In thousands)
Net income (loss)	$4,230	$(38,894)	$14,576	$20,573	$30,887
Cumulative effect of change in accounting principle, net of tax	—	49,899	—	—	—
Depreciation and amortization	7,897	5,014	5,446	6,872	8,574
Interest, net	5,082	2,908	2,023	1,505	1,887
Provision for income taxes	3,939	7,263	9,577	13,284	20,796
Earnings before interest, taxes, depreciation and amortization (EBITDA)	$21,148	$26,190	$31,622	$42,234	$62,144

PLAN OF DISTRIBUTION

This prospectus covers shares of common stock that we may issue from time to time in connection with business combination transactions, including acquisitions of businesses, assets or securities of other companies. In addition to the shares of common stock offered by this prospectus, we may offer other consideration, including stock options, cash, notes or other evidences of debt, assumption of liabilities or a combination of these types of consideration. In addition, we may lease property from, and enter into management agreements and consulting and noncompetition agreements with, the former owners and key executive personnel of the businesses to be acquired.

We expect the terms of acquisitions involving the issuance of the shares of common stock covered by this prospectus to be determined by direct negotiations between our representatives and the owners or controlling persons of the businesses, assets or securities to be acquired. Factors taken into account in acquisitions may include, among other factors, the quality and reputation of the business to be acquired and its management, the strategic market position of the business to be acquired, its proprietary assets, earning power, cash flow and growth potential, and the market value of its common stock when pertinent. The value of our shares of common stock issued in any such acquisition will be offered at prices based upon or reasonably related to the current market value of the common stock. The value will be determined either when the terms of the acquisition are tentatively or finally agreed to, when the acquisition is completed, when we issue the shares or during some other negotiated period. We do not expect to pay underwriting discounts or commissions, although we may pay finders’ fees from time to time in connection with certain acquisitions. Any person receiving finders’ fees may be deemed to be an “underwriter” within the meaning of the Securities Act, and any profit on the resale of securities purchased by them may be considered underwriting commissions or discounts under the Securities Act.

In an effort to maintain an orderly market in our securities or for other reasons, we may negotiate agreements with persons receiving common stock covered by this prospectus that will limit the number of shares that they may sell at specified intervals. These agreements may be more or less restrictive than restrictions on sales made under exemptions from the registration requirements of the Securities Act, including the requirements under Rule 144 or Rule 145(d), and the persons party to these agreements may not otherwise be subject to the Securities Act requirements. We anticipate that, in general, negotiated agreements will be of limited duration and will permit the recipients of securities issued in connection with acquisitions to sell up to a specified number of shares per week or business day or days. We may also determine to waive any such agreements without public notice.

RESALES OF SHARES

In general, the persons to whom we issue common stock under this prospectus will be able to resell our common stock in the public market without further registration and without being required to deliver a prospectus. However, certain persons who receive our common stock may want to resell those shares in distributions that would require the delivery of a prospectus. With our consent, this prospectus may be used by selling stockholders who may wish to sell shares of common stock. As used in this prospectus, “selling stockholders” may include donees and pledgees selling securities received from a named selling stockholder. We may limit our consent to a specified time period and subject our consent to certain limitations and conditions, which may vary by agreement.

We will receive none of the proceeds from any sales by selling stockholders. Any commissions paid or concessions allowed to any broker-dealer, and, if any broker-dealer purchases such shares as principal, any profits received on the resale of such shares, may be deemed to be underwriting discounts and commissions under the Securities Act. We will pay printing, certain legal, filing and other similar expenses of this offering. Selling stockholders will bear all other expenses of this offering, including any brokerage fees, underwriting discounts or commissions and their own legal expenses.

Selling stockholders may sell the shares of common stock offered by this prospectus:

•       through the Nasdaq National Market or any other securities exchange or quotation service that lists or quotes our common stock for trading;

•       in the over-the-counter market;

•       in special offerings;

•       in privately negotiated transactions;

•       by or through brokers or dealers, in ordinary brokerage transactions or transactions in which the broker solicits purchases;

•       in transactions in which a broker or dealer will attempt to sell shares as an agent but may position and resell a portion of the shares as principal;

•       in transactions in which a broker or dealer purchases as principal for resale for its own account;

•       through underwriters or agents; or

•       in any combination of these methods.

Selling stockholders may sell their shares at market prices prevailing at the time of sale, at prices related to such prevailing market prices, at negotiated prices or at fixed prices. The transactions above may include block transactions.

Resales by selling stockholders may be made directly to investors or through securities firms acting as underwriters, brokers or dealers. When resales are to be made through a securities firm, the securities firm may be engaged to act as the selling stockholders’ agent in the resale of the shares by the selling stockholders, or the securities firm may purchase securities from the selling stockholders as principal and thereafter resell the securities from time to time. The fees earned by or paid to the securities firm may be the normal stock exchange commission or negotiated commissions or underwriting discounts to the extent permissible. The securities firm may resell the securities through other securities dealers, and commissions or concessions to those other dealers may be allowed. We and the selling stockholders may indemnify any securities firm participating in such transactions against certain liabilities, including liabilities under the Securities Act, and may reimburse them for any expenses in connection with an offering or sale of securities. We may also agree to indemnify the selling stockholders against any such liabilities or reimburse them for expenses. Profits, commissions and discounts on sales by persons who may be deemed to be underwriters within the meaning of the Securities Act may be deemed underwriting compensation under the Securities Act.

Selling stockholders may also offer shares of common stock covered by this prospectus by means of prospectuses under other registration statements or pursuant to exemptions from the registration requirements of the Securities Act, including sales that meet the requirements of Rule 144 or Rule 145(d) under the Securities Act. Selling stockholders should seek the advice of their own counsel about the legal requirements for such sales.

This prospectus will be amended or supplemented, if required by the Securities Act and the rules of the SEC, to disclose the name of the selling stockholder, the participating securities firm, if any, the number of shares of common stock involved and other information concerning the resale, including the terms of any distribution, including the names of any underwriters, brokers, dealers or agents and any discounts, commissions, concessions or other items constituting compensation. We may agree to keep the registration statement relating to the offering and sale by the selling stockholders of our securities continuously effective until a fixed date or the date on which the shares may be resold without registration under the Securities Act.

DESCRIPTION OF CAPITAL STOCK

We are authorized to issue up to 500,000,000 shares of common stock. Each share has a par value of $0.01. The following description summarizes various provisions of our capital stock. The summary is not complete and is subject to, and qualified in its entirety by, our certificate of incorporation and bylaws, copies of which have been filed or incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and the provisions of applicable Delaware law.

Common Stock

Each share of our common stock entitles the holder to one vote on all matters submitted to a vote of stockholders, including the election of directors. The holders of common stock are entitled to receive dividends, if any, declared from time to time by the directors out of legally available funds. The payment of dividends is limited by the terms of our credit facility. In the event of our liquidation, dissolution, or winding up, the holders of common stock are entitled to share ratably in all assets remaining after the payment of liabilities.

The common stock has no preemptive or conversion rights or other subscription rights. There are no redemption or sinking fund provisions applicable to the common stock. All outstanding shares of common stock are fully paid and nonassessable.

Options

As of December 31, 2005, options to purchase a total of 7,516,670 shares of common stock were outstanding, of which 5,758,375 have vested. The exercise prices of the outstanding options range from $0.50 to $17.28, with a weighted average of $6.76.

Anti-Takeover Effects of Our Certificate of Incorporation and Bylaws

Some provisions of our certificate of incorporation and bylaws may be deemed to have an anti-takeover effect and may delay or prevent a tender offer or takeover attempt that a stockholder might consider to be in its best interest. These provisions include:

Special Meetings of Stockholders

Our certificate of incorporation provides that special meetings of our stockholders may be called only by the president or by a majority of the board of directors. As a result, stockholders must rely on the board of directors to call a special meeting or wait until the next annual meeting to hold a vote on extraordinary matters like a significant transaction and would have to comply with the notice provisions described below. The restriction on the ability of stockholders to call a special meeting means that a proposal to replace the board also could be delayed until the next annual meeting.

Advance Notice Procedure

Our bylaws establish an advance notice procedure for stockholder proposals to be brought before an annual meeting of our stockholders, including proposed nominations of persons for election to the board of directors. Generally, the advance notice provisions require that written notice of the proposals or nominations must be given to our secretary no less than 60 days nor more than 90 days prior to the annual meeting. However, if notice or prior public disclosure of the annual meeting date is given less than 70 days prior to the meeting, the notice must be received by our secretary no later than the close of business on the tenth day following the day on which notice of the annual meeting date was mailed or public disclosure was made, whichever occurs first.

At an annual meeting, stockholders may only consider proposals or nominations specified in the notice of meeting, brought before the meeting by or at the direction of the board of directors, or brought before the meeting by a stockholder who has complied with the notice provisions described above. Our bylaws may have the effect of precluding the conduct of certain business at a meeting if the proper procedures are not followed. These provisions may also discourage or deter a potential acquirer from conducting a solicitation of proxies to elect the acquirer’s own slate of directors or otherwise attempting to obtain control of us.

No Stockholder Action by Written Consent

Delaware law provides that stockholders may take action by written consent in lieu of a stockholder meeting. However, Delaware law also allows us to eliminate stockholder actions by written consent, which we have done. Elimination of written consents of stockholders may lengthen the amount of time required to take stockholder actions because actions by written consent are not subject to the minimum notice requirement of a stockholder meeting. The elimination of stockholders’ written consents may also deter hostile takeover attempts. Without the availability of stockholders’ actions by written consent, a holder controlling a majority of our capital stock would not be able to amend our bylaws or remove directors without holding a stockholders meeting. The holder would have to obtain the consent of a majority of the board of directors to call a special stockholder meeting or comply with the notice periods applicable to annual meetings.

Authorized but Unissued Shares

The authorized but unissued shares of common stock will be available for future issuance without stockholder approval. These additional shares may be utilized for a variety of corporate purposes, including public offerings to raise additional capital, acquisitions, and employee benefit plans. The existence of authorized but unissued shares of common stock could render more difficult or discourage an attempt to obtain control of a majority of our stock by means of a proxy contest, tender offer, merger, or otherwise.

Material Provisions of Delaware Law

We are subject to the provisions of Section 203 of the Delaware General Corporation Law. In general, such provisions prohibit a publicly-held Delaware corporation from engaging in any business combination transactions with any interested stockholder for a period of three years after the date of the transaction in which the person became an interested stockholder, unless:

•       the transaction is approved by the board of directors prior to the date the interested stockholder obtained that status;

•       upon consummation of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the number of shares of voting stock outstanding those shares owned by (a) persons who are directors and also officers and (b) employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

•       on or subsequent to such date, the business combination is approved by the board of directors and authorized at an annual or special meeting of stockholders by the affirmative vote of at least 66 2/3% of the outstanding voting stock which is not owned by the interested stockholder.

A “business combination” is defined to include mergers, asset sales, and other transactions resulting in financial benefit to a stockholder. In general, an “interested stockholder” is a person who, together with affiliates and associates, owns, or at any time in the previous three years owned, 15% or more of a corporation’s voting stock. The statute could have the effect of prohibiting or delaying mergers or other takeover or change in control attempts.

LEGAL MATTERS

Certain legal matters with respect to the shares of common stock offered by this prospectus will be passed upon for us by Bell, Boyd & Lloyd LLC.

EXPERTS

The financial statements, the related financial statement schedule and management’s report on the effectiveness of internal control over financial reporting, incorporated in this prospectus by reference from the Company’s Annual Report on Form 10-K for the year ended December 31, 2005, have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports, which are incorporated herein by reference and have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

ITEM 20.       INDEMNIFICATION OF OFFICERS AND DIRECTORS

The registrant is organized under the Delaware General Corporation Law (DGCL), which empowers Delaware corporations to indemnify any director or officer, or former director or officer, who was or is a party, or is threatened to be made a party, to any threatened, pending, or completed action, suit or proceeding, whether civil, criminal, administrative, or investigative (other than an action by or in the right of the corporation) by reason of the fact that such person is or was a director, officer, employee, or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise, against expenses (including attorneys’ fees), judgments, fines, and amounts paid in settlement, actually and reasonably incurred in connection with such action, suit, or proceeding, provided that such director or officer acted in good faith in a manner reasonably believed to be in, or not opposed to, the best interests of the corporation, and, with respect to any criminal action or proceeding, provided further that such director or officer had no reasonable cause to believe his conduct was unlawful.

The DGCL also empowers Delaware corporations to provide similar indemnity to any director or officer, or former director or officer, for expenses, including attorneys’ fees, actually and reasonably incurred by the person in connection with the defense or settlement of actions or suits by or in the right of the corporation if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the interests of the corporation, except in respect of any claim, issue, or matter as to which such director or officer shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability, but in view of all of the circumstances of the case, such director or officer is fairly and reasonably entitled to indemnity for such expenses that the Court of Chancery or such other court shall deem proper.

The DGCL further provides that (i) to the extent a present or former director or officer of a corporation has been successful in the defense of any action, suit, or proceeding described above or in the defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith, and (ii) indemnification and advancement of expenses provided by, or granted pursuant to, the DGCL shall not be deemed exclusive of any other rights to which the indemnified party may be entitled.

The DGCL permits a Delaware corporation to purchase and maintain, on behalf of any director or officer, insurance against liabilities incurred in such capacities. The DGCL also permits a corporation to pay expenses incurred by a director or officer in advance of the final disposition of an action, suit, or proceeding, upon receipt of an undertaking by the director or officer to repay such amount if it is determined that such person is not entitled to indemnification.

As permitted by the DGCL, the registrant’s certificate of incorporation eliminates the personal liability of a director to the corporation or its stockholders for monetary damages for violations of the director’s fiduciary duty except, to the extent provided by applicable law, (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, (iii) pursuant to Section 174 of the DGCL (providing for liability of directors for unlawful payment of dividends or unlawful stock purchases or redemptions), or (iv) for any transaction from which a director derived an improper personal benefit. In addition, the registrant’s certificate of incorporation provides that it is required to indemnify its directors and officers to the fullest extent permitted by the DGCL for any expenses, liabilities or other matters, that such indemnification is not exclusive of any other right to indemnification that such person may be entitled to otherwise, and that the right to such indemnification is available for current and former directors and officers, and inures to the benefit of their heirs, executors, and administrators. The registrant’s amended and restated bylaws also contain provisions for indemnification of its directors and officers consistent with the provisions of the DGCL.

The registrant has also entered into an indemnification agreement with each of its directors and officers which provides for certain rights to indemnification and payment of expenses in addition to and in furtherance of the indemnification provisions in our certificate of incorporation.

The foregoing statements are subject to the detailed provisions of the DGCL, the registrant’s certificate of incorporation, amended and restated bylaws, and the form of indemnification agreement, the latter three of which are filed as exhibits to this Registration Statement.

The registrant has obtained insurance policies indemnifying its directors and officers against certain civil liabilities and related expenses.

ITEM 21.         EXHIBITS

Incorporated by reference to the Exhibit Index at the end of this registration statement.

ITEM 22.         UNDERTAKINGS

The undersigned registrant hereby undertakes:

1)              To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

i)                  To include any prospectus required by Section 10(a)(3) of the Securities Act;

ii)              To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereto) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

iii)          To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

2)              That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3)              To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

4)              That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

i)                  If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

5)              That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)             Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)         Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)     The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)       Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

6)              That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

7)              That prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other items of the applicable form;

8)              That every prospectus (i) that is filed pursuant to the immediately preceding paragraph, or (ii) that purports to meet the requirements of Section 10(a)(3) of the Securities Act of 1933 and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

9)              To respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11, or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

10)       To supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chicago, State of Illinois, on May 8, 2006.

LKQ CORPORATION
By:	/s/ Joseph M. Holsten
Joseph M. Holsten
President and Chief Executive Officer

Each person whose signature appears below appoints Joseph M. Holsten and Victor M. Casini, and each of them severally, acting alone and without the other, their true and lawful attorney-in-fact with authority to execute in the name of each such person and to file with the SEC, together with any exhibits and any other documents, any and all amendments (including post-effective amendments) to this registration statement on Form S-4 necessary or advisable to enable LKQ to comply with the Securities Act of 1933, as amended, and any rules, regulations and requirements of the SEC in respect thereof, which amendments may make such other changes in the registration statement as the aforesaid attorney-in-fact executing the same deems appropriate.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons on behalf of the registrant and in the capacities indicated on May 8,  2006.

Signature	Title
/s/ Joseph M. Holsten	President and Chief Executive Officer (principal executive officer) and Director
Joseph M. Holsten
/s/ Mark T. Spears	Executive Vice President and Chief Financial Officer (principal financial officer)
Mark T. Spears
/s/ Frank P. Erlain	Vice President of Finance and Controller (principal accounting officer)
Frank P. Erlain
/s/ Donald F. Flynn	Chairman of the Board
Donald F. Flynn
/s/ A. Clinton Allen	Director
A. Clinton Allen
/s/ Robert M. Devlin	Director
Robert M. Devlin

Director
Paul M. Meister
/s/ John F. O’Brien	Director
John F. O’Brien
/s/ William M. Webster, IV	Director
William M. Webster, IV

EXHIBIT INDEX
LKQ CORPORATION

The following exhibits are filed as part of this registered statement and prospectus.

3.1(i)

Certificate of Incorporation of LKQ Corporation dated February 13, 1998, and as amended on May 20, 1998, June 15, 1998, August 17, 2000, and February 22, 2001 (incorporated herein by reference to Exhibit 3.1(i) to the Company’s Registration Statement on Form S-1, Registration No. 333-107417).

3.1(ii)

Amendment to Certificate of Incorporation filed on October 8, 2003 (incorporated herein by reference to Exhibit 3.1 (ii) to the Company’s report on Form 10-K for the fiscal year ended December 31, 2003).

3.1(iii)

Conformed copy of Certificate of Incorporation of LKQ Corporation, as amended to date (incorporated herein by reference to Exhibit 3.1 (iii) to the Company’s report on Form 10-K for the fiscal year ended December 31, 2003).

3.2	Amended and Restated Bylaws of LKQ Corporation (incorporated herein by reference to Exhibit 3.2 to the Company’s Registration Statement on Form S-1, Registration No. 333-107417).
4.1	Specimen of common stock certificate (incorporated herein by reference to Exhibit 4.1 to the Company’s Registration Statement on Form S-1, Registration No. 333-107417).
4.2

Credit Agreement by and among LKQ Corporation, Bank of America, N.A., as Administrative Agent, LaSalle Bank National Association, as Syndication Agent, Bank One, NA, as Documentation Agent, National City Bank, as Co-Agent, and Banc of America Securities LLC, as Arranger, dated February 17, 2004 (incorporated herein by reference to Exhibit 99.3 to the Company’s report on Form 8-K filed with the SEC on February 24, 2004).

4.3

First Amendment to Credit Agreement dated as of January 31, 2005 by and among LKQ Corporation, Bank of America, N.A., LaSalle Bank National Association, JP Morgan Chase Bank, National Association and National City Bank (incorporated herein by reference to Exhibit 99.4 to the Company’s report on Form 8-K filed with the SEC on February 2, 2005).

4.4

Second Amendment to Credit Agreement dated as of June 1, 2005 by and among LKQ Corporation, Bank of America, N.A. , LaSalle Bank National Association, JP Morgan Chase Bank National Association and National City Bank (incorporated herein by reference to Exhibit 99.1 to the Company’s report on Form 8-K filed with the SEC on June 3, 2005).

5.1	Opinion and consent of Bell, Boyd & Lloyd LLC
10.1

Form of Indemnification Agreement between directors and officers of LKQ Corporation and LKQ Corporation (incorporated by reference to Exhibit 10.30 to the Company’s Registration Statement on Form S-1, Registration No. 333-107417).

23.1	Consent of Deloitte & Touche LLP
23.2	Consent of Bell, Boyd & Lloyd LLC (included in Exhibit 5.1 to this registration statement).